Exhibit 99.1

                      LAWSON PRODUCTS COMPLETES ACQUISITION

DES PLAINES, IL, April 2 - Lawson Products, Inc. (NASDAQ: LAWS) announced Monday, April 2nd that it has completed its previously announced acquisition of the North American Industrial Products and Kent Automotive Divisions of Premier Farnell plc (NYSE: PFP). Robert J. Washlow, Chairman and Chief Executive Officer of Lawson stated, "Since mid-February, we have been integrating the Premier sales representatives into Lawson's businesses. With the completion of this transaction, we can now focus our attention on maximizing the productivity of the largest and most experienced sales force in the MRO and OEM marketplaces."

         Lawson Products is an international seller and distributor of systems, services and products to the industrial, commercial and institutional maintenance, repair and replacement marketplace. Lawson Products also manufactures, sells and distributes production and specialized component parts to the original equipment marketplace including the automotive, appliance, aerospace, construction and transportation industries.

         This press release contains historical information and forward-looking statements and opinions. Statements looking forward in time are included in this press release pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors that could cause actual results to differ materially from those described in the forward-looking statements include increased competition, seasonality, an economic downturn and the ability to integrate successfully the acquired business units.

SOURCE:  Lawson Products, Inc.